Exhibit 16.1

February 28, 2017 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Grant Thornton LLP 757 Third Avenue, 9th Floor New York, NY 10017 T 212.599.0100 F 212.370.4520 GrantThornton.com linkd.in/GrantThorntonUS twitter.com/GrantThorntonUS

Re: Colony NorthStar, Inc.
File No. 001-37980

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Colony NorthStar, Inc. dated February 23, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd